UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2016

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as defined below) is incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

On January 26, 2016 (the “Petition Date”), Nuo Therapeutics, Inc. (the “Company” or "Debtor") filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 case is being administered under the caption “In re: Nuo Therapeutics, Inc.”, Case No. 16-10192 (the “Chapter 11 Case”). The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In conjunction with its filing of the Chapter 11 Case, on January 29, 2016, the Bankruptcy Court granted the Company's motion and entered an interim order which requires certain notices and may restrict proposed transfers of the Company's equity securities by any person or entity that beneficially owns, or would own following a proposed transfer, at least 6,200,000 shares of the Company's common stock (representing approximately 5.0% of the Company's issued and outstanding shares) (such person or entity, a "Substantial Equityholder"). The interim order: (i) requires notice from any person or entity that is or becomes a Substantial Equityholder; (ii) requires 14 day advance notice of any transfer that would result in an increase or decrease in the amount of the Company's equity securities beneficially owned by a Substantial Equityholder, or would result in a person or entity becoming, or ceasing to be, a Substantial Equityholder; and (iii) permits the Company 14 days following receipt of such notice to object to such a proposed transfer (such as, without limitation, on the grounds that such transfer may adversely affect the Company's ability to utilize its net operating losses for income tax purposes). Upon the Company's filing of such a motion, the proposed transfer will not be effective until and unless approved by the Bankruptcy Court. If the Company does not file such a motion within the allotted time, the proposed transfer may proceed only as set forth in the applicable notice. Pursuant to the order, any purchase, transfer or other sale of the Company's equity securities in violation of the procedures set forth in the order (including notice requirements) will be null and void ab initio, and confer no rights on the transferee.

DIP Financing Agreement

In connection with the Chapter 11 Case, on January 28, 2016, the Bankruptcy Court entered an interim order (the "Interim Order") approving the Company's debtor-in-possession financing ("DIP Financing") pursuant to terms set forth in a senior secured, superpriority debtor-in-possession credit agreement (the “DIP Credit Agreement”), dated as of January 28, 2016 by and among the Company, as borrower, each lender from time to time party to the DIP Credit Agreement, including, but not limited to Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., and Deerfield Special Situations Fund, L.P. (collectively, the "DIP Lenders") and Deerfield Mgmt, L.P., as administrative agent (the "DIP Agent") for the DIP Lenders. The DIP Lenders comprise 100% of the lenders under the exiting facility agreement by and among the Company and the DIP Lenders, entered into as of March 31, 2014, as amended (the "Existing Facility Agreement").

The DIP Credit Agreement, subject to the conditions therein, provides for senior secured term loans in the aggregate principal amount of up to $9,000,000 in post-petition financing, consisting of: (i) a roll-up loan in the aggregate principal amount of $4,500,000, and (ii) certain loans in the aggregate principal amount of $4,500,000 (collectively, the “DIP Loans”). The Company is also required to pay the DIP Lenders a closing fee equal to 1.5% of the aggregate committed loan amount, less the amount of the roll-up loan.

The Interim Order also provided for an initial loan under the DIP Credit Agreement consisting of up to $1,500,000 for payment of the Company's fees and for its ongoing working capital and general corporate purposes. The DIP Lenders' obligation to make the initial loan was subject to certain customary conditions, including the Bankruptcy Court's entry of the Interim Order approving and authorizing the DIP Credit Agreement and related transaction documents, all provisions thereof and the priorities and liens granted under Bankruptcy Code sections 364(c) and (d), as applicable, in a form acceptable to the DIP Agent and DIP Lenders. The DIP Lenders' obligation to make any loans subsequent to the initial loan is also subject to customary conditions, including that if such a loan is requested more than 20 days following the Interim Order, the Bankruptcy Court must have entered a final order satisfactory to the DIP Agent and DIP Lenders, approving and authorizing on a final basis, the DIP Credit Agreement, all the provisions thereof and the priorities and liens granted under Bankruptcy Code sections 364(c) and (d), as applicable.

The proceeds of the DIP Loans will be used to: (i) provide for the ongoing working capital and general corporate and operating purposes of the Company during the pendency of the Chapter 11 Case in accordance with, and subject to, an agreed upon budget; (ii) pay fees, interest and expenses associated with the DIP Loans and Existing Facility Agreement; (iii) pay certain professional expenses (which expenses, upon the occurrence of an event of default, incurred by such professionals thereafter may not exceed $50,000), including without limitation the payment of the fees of the U.S. Trustee’s office, and reasonable fees and expenses incurred by a chapter 7 trustee in an amount not to exceed $25,000, in each case, in accordance with the budget; and (iv) $4,500,000 to fund the roll-up loan to refinance a portion of the existing loans under the Existing Facility Agreement.

The maturity date of the DIP Credit Agreement is the earliest of: (i) March 31, 2016; (ii) the date on which the sale of the Company's assets is consummated (or any portion thereof); (iii) the date that is twenty (20) days after entry of the Interim Order, unless on or before the day the Bankruptcy Court enters a final order; and (iv) the acceleration of the DIP Loan or termination of the commitment under the DIP Credit Agreement for the reasons set forth therein.

The outstanding principal amount of the DIP Loans will bear interest from the date of each loan's disbursement at twelve percent (12%) (calculated on the basis of the actual number of days elapsed). Upon an event of default, all obligations under the DIP Credit Agreement will bear interest at a rate equal to then current interest rate applicable thereto plus ten percent (10%).

All obligations under the DIP Credit Agreement and related transaction documents will: (i) constitute an allowed superpriority administrative expense claim against the Company with priority in the Chapter 11 Case over any and all administrative expense claims and unsecured claims against the Company and its estate, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in, arising under, or ordered pursuant to sections 105, 326, 328, 330, 331, 503(b), 506, 507(a), 507(b), 546(c), 546(d), 726(b), 1113 or 1114 respectively, of the Bankruptcy Code, subject in each case only to certain professional fees, amounts expended under the budget, and certain prior liens, and (ii) be secured by liens on all property of the Company (except for permitted liens and subject to certain professional fees) in accordance with the priorities set out in the applicable Bankruptcy Court order.

The DIP Financing is subject to certain covenants, including, without limitation, covenants related to the use of loan proceeds; liquidation; the incurrence of additional indebtedness; the creation or incurrence of any liens; the disposition of assets; the acquisition of assets; the payment of dividends; the making of restricted payments; the conduct of business; the maintenance of material authorizations; the provision of certain quarterly, monthly and other financial information; the preparation of, and compliance with, an approved budget (subject to permitted variances) and certain bankruptcy related covenants, in each case as set forth in the DIP Credit Agreement.

The DIP Financing is subject to certain events of default, including, without limitation, payment defaults; failure by the Company to comply with its covenants under the DIP Credit Agreement, subject to a cure period with respect to most covenants; inaccuracies in representations and warranties of the Company; failure by the Company to comply with the provisions of any Bankruptcy Court order; insolvency or bankruptcy-related events outside of the Chapter 11 Case with respect to the Company; in each case as set forth in the DIP Credit Agreement.

The foregoing description of the DIP Financing does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On January 26, 2016, the Company issued a press release announcing the above referenced Chapter 11 Case. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Case is highly speculative, extremely risky and likely to lead to financial loss. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Case. Accordingly, the Company discourages trading of its equity securities during the pendency of the Chapter 11 Case.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the ability of the Company to continue as a going concern; the closing of the DIP Financing and transactions contemplated by the DIP Credit Agreement, which are subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Case; the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 Case; Bankruptcy Court rulings in the Chapter 11 Case and the outcome of the cases in general; the length of time the Company will operate under the Chapter 11 Case; risks associated with third party motions in the Chapter 11 Case, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations or business prospects; whether the Company will be able to identify potential third parties interested in acquiring its assets; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 Case and other litigation; the Company's ability to raise sufficient proceeds from the sale of assets; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued capital needs; restructuring payments and debt-service; the substantial risk that the Company's common stock retains little or no value; the Company’s ability to maintain contracts that are critical to its operation; to obtain and maintain service providers; to retain key executives and employees; and other risks and uncertainties described in the Company's filings with the U.S. Securities and Exchange Commission its most recent Reports on Forms 10-K and 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and the Company's business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Senior Secured, Superpriority Debtor-In-Possession Credit Agreement dated as of January 28, 2016
99.1	Press release, dated January 26, 2016, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Acting Chief Executive Officer & Acting Chief Financial Officer

Date: February 1, 2016